UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2009

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Former independent registered public accounting firm

On December 15, 2009, the Audit Committee of the Board of Directors of Integral Systems, Inc. (the “Company”) approved the dismissal of Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm for the Company.

The reports of E&Y on the Company’s consolidated financial statements and on the effectiveness of the Company’s internal control over financial reporting and management’s assessment thereof for the fiscal years ended September 25, 2009 and September 30, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle, except as follows: (1) as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, filed with the Securities and Exchange Commission (“SEC”) on December 24, 2008, E&Y expressed an adverse opinion on the Company’s internal control over financial reporting as of September 30, 2008 due to material weaknesses in (a) the Company’s application level internal controls over the recognition of revenue and related transactions and (b) entity level controls over monitoring of the financial statement close and financial reporting processes; and (2) as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009, filed with the SEC on December 9, 2009, E&Y expressed an adverse opinion on the Company’s internal control over financial reporting as of September 25, 2009 due to material weaknesses in (a) application level internal controls over the recognition of revenue and related transactions and (b) entity level internal controls over monitoring the Company’s financial statement close and financial reporting processes.

During the fiscal year ended September 30, 2008, there were no disagreements with E&Y on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference thereto in their reports on the financial statements for such years. During the fiscal year ended September 25, 2009, there was a disagreement, which was satisfactorily resolved, relating to management’s assessment of the likelihood of realization of all recorded amounts of revenue for certain government contracts. Such disagreement arose in late November of 2009, and after discussions with E&Y, the Company agreed to record the audit adjustment proposed by E&Y to reduce unbilled revenues and revenues by approximately $2.1 million in the aggregate. The Company’s Audit Committee discussed this disagreement with E&Y. The Company has authorized E&Y to respond fully to the inquiries of the successor auditor concerning the subject matter of the disagreement.

During the years ended September 25, 2009 and September 30, 2008, and through December 15, 2009, there were no “reportable events” requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Company has provided E&Y with a copy of this Form 8-K prior to its filing with the SEC. The Company requested that E&Y furnish the Company with a letter addressed to the SEC stating whether or not E&Y agrees with the above statements. A copy of E&Y’s letter dated December 18, 2009 is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

On December 15, 2009, the Audit Committee of the Board of Directors of the Company, following a comprehensive evaluation of several leading public accounting firms, a process that commenced in September 2009, engaged KPMG LLP (“KPMG”) as the Company’s new independent registered public accounting firm.

The Company has not, nor has anyone on its behalf, consulted KPMG during the two most recently completed fiscal years and through December 15, 2009, regarding either (1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and no written report or oral advice was provided by KPMG to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (2) any matter that was the subject of either the disagreement described above nor any other disagreements as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K or a reportable event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

16.1	Letter from Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: December 18, 2009	By:	/S/ WILLIAM BAMBARGER
	Name:	William Bambarger
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

16.1	Letter from Ernst & Young LLP